EXHIBIT 10.7

RULES OF THE AVAST SOFTWARE
OPTION PLAN

Adopted by the Board:  30 June 2011

Expiry Date:  30 June 2021

Amended by the Board: 8 December 2011

AVAST SOFTWARE OPTION PLAN

1.                                      DEFINITIONS

In this Plan, unless the context otherwise requires, the following words and expressions shall have the following meanings:

“Articles”	for any legal entity, its articles of association (or other equivalent constitutional documents);

“Associate”

in relation to any person, means any other person who has Control or is controlled by or under common Control with, such person, provided that an Associate of any person shall also include: (a) any director, officer, trustee or beneficiary of such person; (b) any spouse, parent, sibling or descendant of any person described in (a) above; and (c) any trust for the benefit of any person described in (a) or (b) above;

“Bad Leaver”	an Optionholder who has ceased to be an employee or director of any Member of the Group in circumstances where he is not a Good Leaver;

“Board”	the board of directors of the Company or, to the extent possible under Dutch law, a duly authorised committee thereof;

“Business Day”	any day on which any exchange on which Shares are listed is open for business;

“Company”	AVAST Software B.V., a company incorporated and existing under the laws of The Netherlands (registered number 17182514);

“Control”

in relation to a company, the power of a person to secure:

(i)            by means of the holding of shares or the possession of voting power in, or in relation to, that or any other company; or

(ii)           by virtue of any powers conferred by the articles of association or other document regulating that or any other company,

that the affairs of the first-mentioned company are conducted in accordance with the wishes of that person;

“Date of Grant”	the date on which the Board resolves to grant an Option in accordance with Rule 2.3 (Method of grant);

“Depositary Receipts”	depositary receipts (certificaten van aandelen) for the Shares arising on the exercise of an Option to be issued by the Trust Foundation to the Optionholder, having the rights set out in the Trust Foundation’s Articles and the Trust Foundation’s trust conditions;

“Eligible Participants”	any employee or director of the Company and any subsidiary of the Company (but excluding Messrs Eduard Kucera and Pavel Baudis);

“Exercise Date”	as defined in Rule 4.3 (Satisfaction of Option);

“Exercise Notice”	the written notice (substantially in the form set out in Schedule 2) served on the Company detailing the number of exercised Shares in respect of which each Option shall be exercised;

“Exercise Price”

the price per Share, as determined by the Board in its absolute discretion, provided that the price shall not be less than:

(i)            80% of the price paid per Share under the Share Purchase Agreement; and

(ii)           in the event of any grant being made on or after an Initial Public Offering, Market Value;

“Exercised Shares”

Shares issued by the Company, or otherwise transferred, to or on behalf of the Optionholder following the exercise of an Option, for which, to the extent that Rule 4.6 (Trust Foundation) applies, the Trust Foundation will issue Depositary Receipts to the Optionholder, subject to the terms and conditions of these Rules, the Company’s Articles, the trust conditions and the Articles of the Trust Foundation;

“Exit Event”	the earliest to occur of a Sale or IPO;

“Good Leaver”

an Optionholder who has ceased to be an employee or director of any Member of the Group for any of the following reasons (as determined by the Board):

(i)            injury;

(ii)           disability;

(iii)          redundancy;

(iv)          the Optionholder’s employing company ceasing to be under the Control of the Company;

(v)           a transfer of the undertaking, or the part of the undertaking, in which the Optionholder works, to a person which is neither under the Control of the

Company nor a Member of the Group; and (vi) any other reason which the Board determines shall result in treatment of such Optionholder as a Good Leaver;

“IPO”

the initial public offering of equity securities of:

(i)            the Company; or

(ii)           another Member of the Group; or

(iii)          a company, or other legal entity, that has Control of the Company,

followed by the admission of such securities to trading on any recognised stock exchange;

“Market Value”

(i)            where the Shares are listed on a recognised stock exchange, the published closing price per Share on the immediately preceding Business Day or, at the discretion of the Board, the average of the published closing price on the three (3) immediately preceding Business Days or such other period as the Board may decide; and

(ii)           where the Shares are not listed on any recognised stock exchange, the price per Share to be determined by the Board in line with accepted method and practice for share valuation and in consultation with the Company’s auditors or, if so required by the Board, an independent expert valuer;

“Member of the Group”	the Company and any subsidiary of the Company;

“Option”	a right to receive on exercise Shares, granted under and subject to the Rules;

“Option Certificate”	a certificate in substantially the same form as Schedule 1;

“Optionholder”

an individual who holds an Option which is capable of being exercised, whether immediately or in the future, subject to any Performance Conditions, or the personal representatives of such an individual who has died;

“Option Period”	the period commencing on the Date of Grant of an Option and expiring on the day preceding the tenth anniversary thereof (or earlier lapse under Rule 5.1 (Events triggering lapse));

“Performance Conditions”	the performance conditions (if any) determined by the Board under Rule 3 (Performance Conditions);

“Plan”	this plan, known as the “AVAST Software Option Plan” as amended from time to time;

“Rules”	these rules of the Plan, as amended from time to time;

“Sale”

completion of a transaction pursuant to which a person who is not a Member of the Group, acting alone or together with one or more Associates, acquires Control of the Company, a purchase of the share of the Company, or by a sale of the assets or business of the Company or any other transaction determined by the Board to be of like effect;

“Share”	an ordinary share of EUR 0.10 par value in the capital of the Company, to be issued on the exercise of Options under the Plan;

“Share Purchase Agreement”	the share purchase agreement between the Company and Summit Partners, dated August 20, 2010;

“Trust Foundation”	a foundation (“STAK”) to be incorporated and established under Dutch law, or similar trust/nominee arrangement; and

“Vested”

in relation to an Option or portion of an Option, that the Option or portion of an Option has become exercisable in accordance with Rule 4.1 (Timing of exercise), and the words “Vest” and “Vesting” shall be construed accordingly.

1.2                                 Interpretation

In this Plan, where the context permits:

(a)                                  the singular shall include the plural and vice versa and the masculine shall include the feminine; and

(b)                                 any reference to any enactment includes a reference to that enactment as from time to time modified, extended or re-enacted.

2.                                      GRANT OF OPTIONS

2.1                                 Timing of grant

Options may be granted at any time, subject to any restrictions imposed by law or by any code of dealing adopted by the Company.

2.2                                 Determination by the Board

The Board shall determine in relation to each proposed grant of Options:

(a)                                  the aggregate number of Shares to be issued, subject always to Rule 2.6 (Plan limit), or transferred in respect of which Options are granted;

(b)                                 the Eligible Participants to whom Options shall be granted;

(c)                                  the Exercise Price;

(d)                                 the number of Shares which shall be allocated to each selected Eligible Participants; and

(e)                                  the imposition of any Performance Conditions subject to Rule 3 (Performance Conditions) or any other conditions relating to exercise subject to Rule 4.1 (Timing of exercise).

2.3                                 Method of grant

An Option shall be granted by resolution of the Board based on a delegated authority to grant option rights pursuant to the shareholders’ resolution of August 22, 2010 and June 30, 2011 and evidenced by execution of a deed.

After the Board has made the determinations referred to in Rule 2.2 (Determination by the Board), each Optionholder will receive an Option Certificate setting out the terms of the Option, including the Optionholder’s consent that the Shares will be issued to the Trust conditional upon issuance of Depositary Receipts to the Optionholder, as soon as possible after the Date of Grant.  The Option Certificate may be the deed referred to above or any other document.  If the Option Certificate is lost or damaged, the Company may replace it on such terms as it decides.

2.4                                 Disclaimers

An Optionholder may, without payment, disclaim his Option by written notice to the Board at any time within 30 days of the Date of Grant.  On receipt of such written notice, the Option will be deemed never to have been granted.

2.5                                 Payment

Optionholders are not required to pay for the grant of any Option.

2.6                                 Plan limit

The maximum number of Shares which may be Allocated in total pursuant to the Plan, shall be limited to nine thousand (9,000), being 5% of the total issued share capital of the Company on the date of the Share Purchase Agreement.

For the purposes of this Rule 2.6, “Allocated” means the grant of an Option to acquire unissued Shares.

2.7                                 Administrative Errors

A grant of an Option inconsistent with Rule 2.6 (Plan Limit) will take effect from the

Date of Grant on a basis consistent with these Rules.

2.8                                 Non-transferability of the Option

Each Option granted under the Plan shall be personal to the Optionholder and, except:

(a)                                  where personal representatives are entitled to exercise the Option following the death of an Optionholder; or

(b)                                 the assignment of the Option or benefit thereof by the Optionholder is specifically required by the operation of law,

neither the Option nor the benefit thereof may be transferred, assigned, charged or otherwise alienated.

3.                                      PERFORMANCE CONDITIONS

3.1                                 Imposition of Performance Conditions

Options may be made subject to performance targets, measured against such objective criteria as the Board shall in its absolute discretion determine.  Different Performance Conditions may be applied to each Optionholder.

3.2                                 Terms of Performance Conditions

The Performance Conditions may provide that the Option shall vest in part or in proportion according to whether, and the extent to which, any given target is met or exceeded and may provide for an Option or part thereof to lapse if any given target is not met.

3.3                                 Amendment or waiver

In circumstances where an Option has been granted subject to a Performance Condition and the Board subsequently, acting reasonably, considers that the Performance Condition is no longer a fair measure, the Board may:

(a)                                  waive the Performance Condition; or

(b)                                 amend the Performance Condition, provided that the amended Performance Condition would be a fairer measure of performance (as determined by the Board acting reasonably) and would reasonably be expected to be no more difficult to satisfy than the original Performance Condition.

3.4                                 Restrictions on disposal of Exercised Shares

As a condition of the exercise of the Option by or on behalf of the Optionholder, Exercised Shares resulting from the exercise of an Option shall be subject to restrictions on disposal pursuant to Rule 8 (Exercised Shares).

4.                                      EXERCISE

4.1                                 Timing of exercise

Subject to Rule 5 (Lapse) and Rule 6 (Corporate Events), the satisfaction of any Performance Conditions, and adherence to the restrictions on disposal of the Exercised Shares pursuant to Rule 8 (Exercised Shares), an Option may be exercised in accordance with the vesting conditions as set out in the Option Certificate.  In the event that the Option Certificate does not set out a schedule of vesting, an Option will become exercisable on the fourth anniversary of the Date of Grant subject to:

(a)                                   satisfaction of any Performance Conditions; and

(b)                                  continued employment.

4.2                                 Manner of exercise

Subject always to Rule 4.5 (Withholding) and Rule 4.6 (Trust Foundation), an Option may be exercised by the Optionholder providing written notice of exercise to the Board substantially in the form of Schedule 2.  Notice must be delivered to or sent by electronic mail or pre-paid post to the Board, and must be accompanied by:

(a)                                  the Option Certificate (if required by the Board); and

(b)                                 correct payment in full of the Exercise Price for the number of Shares being acquired or details of arrangements agreed between the Optionholder and the Company for the payment of the Exercise Price in a form and on conditions to be determined by the Board.

4.3                                 Satisfaction of Option — new issue Shares

Subject to compliance with the Rules and the Performance Conditions (if any) the following actions shall take place in the following order, as soon as practicable and, in any event, not later than 30 days after receipt of any Exercise Notice, unless the Board agrees otherwise, as set out in Rule 4.2(b):

(a)                                  the Optionholder shall pay the Exercise Price for the number of Exercised Shares specified in the Exercise Notice by means of a wire transfer to a bank account nominated by the Trust Foundation;

(b)                                 the Board shall sign and execute a written board resolution for the issuance by the Company of the Exercised Shares to the Trust Foundation based on its delegated authority to issue shares pursuant to the shareholders resolution of 20 August 2010 (under VI);

(c)                                  the Trust Foundation shall subscribe for such number of Exercised Shares as is specified in the Exercise Notice and shall, to the extent the Trust Foundation did not nominate the Company’s bank account to receive the Exercise Price from the Optionholder, pay the Exercise Price for the number of Exercised Shares specified in the Exercise Notice by means of a wire transfer to a bank account nominated by the Company;

(d)                                 the Company shall issue such number of Exercised Shares as is specified in the Exercise Notice to the Trust Foundation against the issuance by the Trust Foundation to the Optionholder of such number of Depositary Receipts as corresponds with the number of Exercised Shares subscribed for by the Trust

Foundation.  This shall be effected before a Dutch civil law notary by means of the execution of a notarial deed of issue;

(e)                                  for the avoidance of doubt, unless the Board in its absolute discretion determined otherwise, an Optionholder shall not, upon exercise of his Option, be entitled to Shares but shall only be entitled to Depositary Receipts; and

(f)                                    the Depositary Receipts will not be regarded as having been issued with the co-operation of the Company and, consequently, the holders of Depositary Receipts will not have the rights conferred by the Dutch Civil Code to holders of depositary receipts issued for shares with the co-operation of a company.

4.4                                 Satisfaction of Option — existing Shares

If the Board determines that the exercise of Options shall be satisfied using existing Shares, rather than new issue Shares as set out in Rule 4.3 above, subject to compliance with the Rules and the Performance Conditions (if any) the following actions shall take place in the following order, as soon as practicable and, in any event, not later than 30 days after receipt of any Exercise Notice, unless the Board agrees otherwise, as set out in Rule  4.2(b):

(a)                                  the Optionholder shall pay the Exercise Price for the number of Exercised Shares specified in the Exercise Notice by means of a wire transfer to a bank account nominated by the Trust Foundation;

(b)                                 the Board shall procure the transfer of such number of existing Shares as is specified in the Exercise Notice to the Trust Foundation against the issuance by the Trust Foundation to the Optionholder of such number of Depositary Receipts as corresponds with such number of Shares acquired for by the Trust Foundation. This shall be effected before a Dutch civil law notary by means of the execution of a notarial deed of transfer;

(c)                                  for the avoidance of doubt, unless the Board in its absolute discretion determined otherwise, an Optionholder shall not, upon exercise of his Option, be entitled to Shares but shall only be entitled to Depositary Receipts; and

(d)                                 the Depositary Receipts will not be regarded as having been issued with the co-operation of the Company and, consequently, the holders of Depositary Receipts will not have the rights conferred by the Dutch Civil Code to holders of depositary receipts issued for shares with the co-operation of a company.

4.5                                 Withholding

The Company or an Optionholder’s employer or the Trust Foundation may withhold any amount or make any arrangements which it considers necessary to satisfy any liability to tax or social security contributions which may arise from the grant, exercise, assignment, release or cancellation of Options granted to an Optionholder or the purchase of his Exercised Shares under Rule 8 (Exercised Shares). These arrangements may include the sale of Shares on behalf of the Optionholder, unless he satisfies the relevant liability himself.

4.6                                 Trust Foundation

Unless the Board in its absolute discretion determines that this Rule 4.6 shall not apply, as soon as possible after receipt of the first Exercise Notice provided under the Plan, but before the issue of any Shares in respect of such exercise, the Board shall procure that the Trust Foundation is incorporated and the trust conditions (administratievoorwaarden) of the Trust Foundation are established.  The Trust Foundation’s objects shall be to hold Exercised Shares for the economic benefit of Optionholders and to issue Depository Receipts in respect of Exercised Shares to the Optionholders.  The member(s) of the board of the Trust Foundation shall be such persons as the Board may in its absolute discretion determine.

5.                                      LAPSE

5.1                                 Events triggering lapse

An Option shall lapse on the earliest to occur of the following events:

(a)                                  any attempt by the Optionholder to transfer, assign, charge or otherwise alienate the Option or any other Option held by him in any circumstances not permitted under Rule 2.8 (Non-transferability of the Option);

(b)                                 declaration of the Optionholder’s bankruptcy or any other event which, by operation of law, causes the Optionholder to be deprived of the legal or beneficial ownership of the Option;

(c)                                  subject to Rule 5.4 (Exception — discretion) receipt by a Member of the Group from the Optionholder of notice of termination of the Optionholder’s employment or notice of resignation of office in circumstances where the Optionholder would cease to be an employee or director of any Member of the Group;

(d)                                 the Optionholder being found guilty by the board of any misconduct or fraudulent activity even if such behaviour does not result in termination of the Optionholder’s employment;

(e)                                  subject to Rule 5.2 (Leavers), Rule 5.3 (Exception — death of Optionholder), and Rule 5.4 (Exception — discretion), the Optionholder ceasing to be an employee or director of any Member of the Group for any reason not specified under (c) or (d) above;

(f)                                    any date specified in an applicable Performance Condition if such Performance Condition has not been satisfied by that date;

(g)                                 if either Rule 6 (Corporate Events - Takeover) or Rule 7  (Variation in Capital) apply, the expiry of the periods referred to therein; and

(h)                                 the expiry of the Option Period.

5.2                                 Leavers

(a)                                  If an Optionholder ceases to be an employee or director of any Member of the Group in circumstances where he is a Good Leaver, he may exercise his Options, to the extent that they have Vested at the date of cessation, during the six month period following the date of such cessation (or such longer period as the Board may in its absolute discretion provide).

(b)                                 Where Rule 5.2(a) applies, unless the Board determines otherwise pursuant to Rule 5.4 (Exception — discretion), an Option will lapse to the extent that it has not Vested on the date of such cessation and any portion of the Vested Option that remains outstanding but unexercised at the expiry of the six month period will lapse.

5.3                                 Exception — death of Optionholder

If an Optionholder dies, his legal personal representatives shall, during the twelve month period following the date of his death, be entitled to exercise his Options to the extent Vested as at the date of death together with a portion of the unvested Options calculated by reference to the following:

Where:

 the number of complete months elapsed prior to death since the last Vesting (or, if no Vesting has yet occurred, Grant);

 the number of complete months between, either

(i)                                     if no Vesting has yet occurred, the Date of Grant and the date of the next scheduled Vesting (as set out in the applicable Option certificate); or

(ii)                                  if Vesting has occurred, the date of the last Vesting and the date of the next scheduled Vesting (as set out in the applicable Option certificate); and

 the number of Shares under Option ordinarily due to Vest during the period covered by B.

At the expiry of this twelve month period following the date of death, the Options will lapse, to the extent that they have not been exercised.

For the avoidance of doubt, in the event of the Optionholder’s death, all performance conditions shall cease to apply.

5.4                                 Exception — discretion

If an Optionholder ceases to be an employee or director of any Member of the Group for any reason other than his death, the Board may, without prejudice to Rule 5.2(b), in its absolute discretion allow him to exercise all or a part of an Option that has not Vested during a specified period from the date of such cessation, following which period his Options will lapse, to the extent that they have not been exercised.

5.5                                Meaning of “ceasing to be an employee or director”

For the purposes of Rule 5.1 (Events triggering lapse), Rule 5.2 (Leavers), and Rule 5.4 (Exception - Discretion), an Optionholder will not be treated as ceasing to be a director or employee of a Member of the Group:

(a)                                  until he ceases to be an employee or director of all Members of the Group; or

(b)                                 if he recommences employment with, or becomes a director of, a Member of the Group within 7 days.

6.                                      CORPORATE EVENTS - TAKEOVER

6.1                                 Application of this Rule

This Rule 6 (Corporate Events — Takeover) applies in the event that any person, acting alone or together with one or more Associates, (the “Acquiring Company”):

(a)                                  obtains Control of the Company as a result of a Sale; or

(b)                                 obtains Control of the Company in pursuance of a compromise or arrangement sanctioned by the court.

6.2                                 Discretion of Board

In the event that this Rule 6 (Corporate Events - Takeover) applies, the Board may determine in its discretion which of the following alternatives will apply:

(a)                                   if a relevant event under Rule 6.1 (Application of this Rule) occurs before the Options have become otherwise exercisable in accordance with these Rules, the Board may, in its absolute discretion, allow Options to be exercised during a period specified by the Board of up to 6 months from the date of the event, or from such earlier date as the Board may decide. The Options will lapse at the end of this period, to the extent that they have not been exercised;

(b)                                  if a relevant event under Rule 6.1 (Application of this Rule) occurs after the Options have become otherwise exercisable in accordance with these Rules, Options may be exercised at any time up to the end of a period (not exceeding 6 months) immediately following the relevant event. The Options will lapse at the end of this period to the extent that they have not been exercised;

(c)                                   if the Acquiring Company so agrees with the Board, Options will not become exercisable but will be exchanged for New Options under Rule 6.3 (Exchange of Options); or

(d)                                  Options will be cancelled in consideration for payment to each Optionholder of a sum representing either:

(i)                                     the value of his Option determined by the Board in its discretion; or

(ii)                                  the market value of the Shares subject to his Option minus the aggregate Exercise Price.

6.3                                 Exchange of Options

If the Board so determines under Rule 6.2(c), an Optionholder will within three months of the event specified in Rule 6.1 (Application of this Rule), release any Option in exchange for an option to acquire shares in the Acquiring Company or another company specified by the Board (the “New Option”).  Any grant of a New Option may only take place on the following conditions:

(a)                                   the New Option is granted under terms substantially equivalent to the Rules, as they had effect immediately before the release of the old Option;

(b)                                  the New Option is substantially equivalent to the corresponding old Option; and

(c)                                   following the release of the old Option and the grant of the New Option, the Rules shall be construed as if references to Shares were references to the shares over which the New Option was granted and reference to the Company were references to the company of whose share capital such shares form part.

6.4                                 Board

Any references to the Board in this Rule 6 (Corporate Event -Takeover) shall be read as references to the Board as constituted immediately prior to the event in Rule 6.1 (Application of this Rule) by virtue of which this Rule 6 (Corporate Events — Takeover) applies.

7.                                      VARIATIONS IN CAPITAL

7.1                                 Mergers, demergers, etc.

In the event of any variation in the Company’s share capital (a “Reorganisation”), including a capitalisation or rights issue, consolidation or reduction in share capital, share split, demerger, distribution in specie, super dividend or other transaction or change in the structure of the Company which would affect the value of any Option, the Board may, acting reasonably and objectively:

(a)                                  determine that the Optionholder will be entitled to participate in the Reorganisation under similar terms and conditions as an ordinary shareholder in the Company; and

(b)                                 allow some or all Options to be exercised during a period of three months from the date of the relevant event prescribed in this Rule 7 (Variations of capital) (or such other shorter period as the Board may prescribe at its absolute discretion) notwithstanding any failure to satisfy the Performance Conditions.  At the expiry of the period, such Options will lapse, to the extent that they have not been exercised; or

(c)                                  make such adjustments to the Options pursuant to Rule 7.2 (Adjustment) as it considers appropriate in order to ensure that Optionholders are not prejudiced.

7.2                                 Adjustment

In the event of a Reorganisation, the Board may, in its absolute discretion, determine that the total number and nature of the Shares which may be issued under the Plan, the Exercise Price and/or the number and nature of the Shares comprising an Option will be adjusted in such manner as the Board may consider appropriate having regard to the terms of the Option and the nature of the Reorganisation to ensure that the Optionholder is not prejudiced by the Reorganisation.

8.                                      EXERCISED SHARES

8.1                                 Restrictions

The Optionholder hereby agrees that, as a condition of the exercise of his Options, he shall, if and so determined by the Board in its sole discretion:

(a)                                  consent to the issue or transfer of the Exercised Shares directly to the Trust Foundation, in consideration for the issue to the Optionholder of such number of Depositary Receipts as corresponds with the number of Exercised Shares;

(b)                                 consent to the Exercised Shares being transferred by the Trust Foundation to another nominee on the Optionholder’s behalf (and agreed in advance with the Board).

8.2                                 Cessation of employment prior to an Exit Event

(a)                                  Subject to Rule 8.2(e), if an Optionholder ceases to be an employee or director of any Member of the Group after he has exercised his Option but before an Exit Event, the Company may in its sole discretion purchase, or procure the purchase of, the beneficial interest and, if applicable, legal interest in the Exercised Shares held by or on behalf of the Optionholder.

(b)                                 If an Option is being exercised as a direct consequence of the Optionholder ceasing to be an employee or director of any Member of the Group pursuant to Rule 5.2 (Leavers), Rule 5.3 (Exception — death of Optionholder), and Rule 5.4 (Exception — discretion), the Company may in its sole discretion on, or as soon as reasonably practicable after, exercise purchase, or procure the purchase of, the beneficial interest and, if applicable, legal interest in the Exercised Shares held by or on behalf of the Optionholder.

(c)                                  To the extent that the Company purchases, or procures the purchase of Exercised Shares under Rule 8.2(a) or Rule 8.2(b) in circumstances where the Optionholder is a Good Leaver, the price to be paid to the Optionholder (or on the Optionholder’s behalf) (subject always to Rule 4.5 (Withholding)) for each Exercised Share shall be the Fair Market Value as at the date of termination.

(d)                                 To the extent that the Company purchases, or procures the purchase of Exercised Shares under Rule 8.2(a) or Rule 8.2(b) in circumstances where the Optionholder is a Bad Leaver, the price to be paid to the Optionholder (or on the

Optionholder’s behalf) (subject always to Rule 4.5 (Withholding)) for each Exercised Share shall be the lower of (i) the Market Value per Share as at the date of termination, and (ii) the Exercise Price paid plus any taxes paid by the Optionholder on exercise.

(e)                                  At the Board’s sole discretion, the Company may waive its rights to purchase, or procure the purchase of, Exercised Shares pursuant to Rule 8.2(a) or Rule 8.2(b) in circumstances where any such sale can be effected through a third party purchaser, and on such terms which are to the satisfaction of the Board.

8.3                                 Transfer of funds

In the event that the Company purchases, or procures the purchase of, Exercised Shares under Rule 8.2(a) or Rule 8.2(b), the Company shall procure the payment of the proceeds of such sale or transfer to the Optionholder (or on the Optionholder’s behalf) within 30 days of such sale or transfer.

9.                                      TERMS OF EMPLOYMENT

9.1                                 General

The Rules do not form part of any Eligible Participant’s terms of employment and nothing in this Plan may be construed as imposing on any Member of the Group a contractual obligation to offer participation in the Plan to any Eligible Participant.  If any Optionholder ceases to be an employee or director of any Member of the Group for any reason, he shall not be entitled by way of compensation for loss of office or otherwise howsoever to any sum or other benefit to compensate him for the loss of any rights under the Plan.

9.2                                 Grants in contemplation of employment

Notwithstanding any other provision of this Plan, the Board may grant an Option to a person who is not an Eligible Participant at the Date of Grant, in contemplation of that person (the “Recruit”) becoming an Eligible Participant.  In the event that the Board so grants an Option, the Option will be conditional upon the Recruit becoming an Eligible Participant and cannot under any circumstances be exercised at any time before the Recruit has become an Eligible Participant.

10.                               POWER OF THE BOARD

10.1                           Decisions

The decision of the Board on the interpretation of the Rules or in any dispute relating to an Option or matter relating to the Plan shall be final and binding on all parties.

10.2                           Amendments

The Board may at any time discontinue the grant of further Options and may amend the provisions of the Plan in any way it thinks fit except that:

(a)                                  a subsisting Option may not be cancelled except where the Optionholder shall have agreed in writing to such cancellation; and

(b)                                 no amendment may materially affect an Optionholder as regards a subsisting Option prior to the amendment being made.

10.3                           Termination

Subject to Rule 13 (Duration of the Plan), the Board may terminate the Plan at any time.  In the event of termination, no further Options may be granted but the provisions of the Plan will continue to apply in relation to Options already granted.  Termination will not affect the rights of the existing Optionholders.

11.                               DATA PROTECTION

By participating in the Plan, each Optionholder consents to the holding and processing of personal data provided by the Optionholder to the Company for all purposes necessary for the operation of the Plan.  These include, but are not limited to:

(a)                                  administering and maintaining Optionholder records;

(b)                                 providing information to future purchasers of the Company or the business in which the Optionholder works.

12.                               COSTS

The Company will pay the costs of introducing and administering the Plan.  Each other Member of the Group may be required to reimburse the Company for any costs incurred in connection with the grant of Options to, or exercise of Options by, employees of that other Member of the Group.

13.                               DURATION OF THE PLAN

Notwithstanding any other provision in the Rules, no Option may be granted under the Plan later than the tenth anniversary of the adoption of the Plan.  Expiry of the Plan shall not affect Options already granted.

14.                               GOVERNING LAW AND JURISDICTION

English law governs the Rules, the Plan and all Options and the English Courts shall have exclusive jurisdiction over any dispute arising from them.

SCHEDULE 1

AVAST SOFTWARE OPTION PLAN (THE “PLAN”)

OPTION CERTIFICATE

Optionholder	Date of Grant	Exercise Price [•]	Number of Shares
[NAME]	[DATE]	[PRICE per Share]	[•]

This is to certify that, on the Date of Grant, the Optionholder was granted an Option under the Plan in respect of the number of Shares indicated above with the Exercise Price specified above.  The Option may be exercised in accordance with the following vesting schedule and satisfaction of the Performance Conditions, subject to the Rules of the Plan.  Capitalised terms used in this Option Certificate and not herein defined are defined in the Rules of the Plan, a copy of which has been sent to you.

Vesting Schedule

[Subject to the Rules, the Option will be exercisable:

•                                          as to [1/4] of the Shares under Option, from [INSERT FIRST ANNIVERSARY OF DATE OF GRANT];

•                                          as to a further [1/4] of the Shares under Option, from [INSERT SECOND ANNIVERSARY OF DATE OF GRANT];

•                                          as to a further [1/4] of the Shares under Option, from [INSERT THIRD ANNIVERSARY OF DATE OF GRANT];

•                                          as to the remaining [1/4] of the Shares under Option, from [INSERT FOURTH ANNIVERSARY OF DATE OF GRANT].]

The Optionholder should note that, under the Rules of the Plan, the Option will normally lapse and cease to be exercisable on termination of employment.

Performance Conditions

[To be inserted where applicable]

Trust Foundation

As a condition of exercise, as soon as possible upon receipt of the Exercise Notice, but before the issue of any Shares in respect such exercise, the Trust Foundation shall be incorporated and the trust conditions of the Trust Foundation established, upon which the Company shall issue the Shares to the Trust Foundation, for which the Trust Foundation shall issue the Depositary Receipts to the Optionholder.

The Optionholder acknowledges and agrees that he understands and accepts the conditions and restrictions set forth in the trust conditions that govern the Depositary Receipts. The

Optionholder agrees that the Trust Foundation may act as his attorney as holder of the Shares and may perform all acts that are required in order to comply with the trust conditions.

Disposal restrictions

As a condition of exercise, and pursuant to Rule 8 (Exercised Shares) of the Rules of the Plan, Shares arising on the exercise of the Option shall be subject to purchase by the Company or otherwise purchased in the event that the Optionholder ceases employment with any Member of the Group following exercise but before the occurrence of an Exit Event.

EXECUTED as a deed by                                                   )

AVAST SOFTWARE B.V.                                                )

acting by:                                                                              )

/s/ Pavel Baudis

Director A

/s/ Jana Kaplanova

Director B

SCHEDULE 2

AVAST SOFTWARE OPTION PLAN (THE “PLAN”)

NOTICE OF EXERCISE

To:          The Board

From:      [OPTIONHOLDER NAME]

[OPTIONHOLDER ADDRESS]

Capitalised terms used in this letter have the meanings given to them in the Rules of the Plan.

I hereby notify you pursuant to Rule 4.2 (Manner of exercise) of the Plan of my exercise of an Option granted to me under the Plan. I set out below details of the Option and the number of Shares in respect of which I wish to exercise my Option.

Date of Grant	[•]
Total number of Shares in respect of which the Option was granted	[•]	A
Number of Shares in respect of which I wish to exercise my Option	[•]	B
Number of Shares remaining	[•]	A-B

Exercise Price

Delete A or B as appropriate:

A                                      I enclose a cheque/will arrange a wire transfer (delete as appropriate) for the sum of [•], being the total Exercise Price for the number of Shares in respect of which I wish to exercise my Option.

B                                        I authorise the Company, if it so agrees, to effectuate a cashless exercise in a form and on conditions as determined by the Board.

I acknowledge and agree that I understand and accept the conditions and restrictions set forth in the trust conditions that govern the Depositary Receipts. I agree that the Trust Foundation may act as my attorney as holder of the Shares and may perform all acts that are required in order to comply with the trust conditions.

I acknowledge and agree that, pursuant to Rule 8 (Exercised Shares) of the Rules of the Plan, Shares arising on the exercise of the Option shall be subject to buy back by the Company or otherwise transferred in the event that I cease employment with any Member of the Group following exercise but before the occurrence of an Exit Event.

Signed by [OPTIONHOLDER NAME]

Date